UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01529	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on June 8, 2006 in which GenCorp Inc. (the “Company”) announced that it has commenced a consent solicitation with respect to a proposed amendment to the Indenture governing its 9 1/2% Senior Subordinated Notes due 2013 to permit the Company to incur additional indebtedness under its senior credit agreement (the “Credit Agreement”).
The Company is also concurrently seeking an amendment to the Credit Agreement primarily to replace the existing $98.5 million credit-linked facility, which consists of a $44.3 million letter of credit subfacility and a $54.2 million term loan subfacility with a new $154.5 million credit-linked facility. The new credit-linked facility is expected to consist of an $80 million letter of credit subfacility and a $74.5 million term loan subfacility on terms and conditions substantially similar to the existing facility. The financing elements of this amendment are expected to be as follows:
•	the existing $44.3 million letter of credit subfacility will be replaced with a new $80.0 million letter of credit subfacility, with a $20.0 million optional but uncommitted accordion feature, primarily to provide capacity for additional letters of credit required by various environmental agencies;

•	the existing $54.2 million term loan subfacility will be repaid using the Net Cash Proceeds from the sale of the Company’s Fine Chemicals business. The Company will obtain a new $74.5 million term loan, $19.8 million of which will be placed in a cash collateral account maintained by one of the senior lenders under the Credit Agreement for purposes of repaying the Company’s 5 3/4% Convertible Notes due April 15, 2007 upon maturity, or, to the extent the notes are converted into Company common stock prior to maturity, will be used to repay the term loan, with the remaining $54.7 million of proceeds to be used for general corporate purposes; and

•	the $80.0 million revolving credit facility under the Credit Agreement will not be affected.
The Company has obtained a commitment letter from Wachovia Bank, National Association (Wachovia) for $98.5 million of the new credit-linked facility and an agreement that Wachovia will use its reasonable best efforts to arrange a syndicate of lenders to provide the remaining $56.0 million.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1    GenCorp Inc.’s press release dated June 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
Name: Mark A. Whitney
Title: Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Date: June 8, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	GenCorp Inc.’s press release dated June 8, 2006.